Exhibit 99.1

Coherus BioSciences Reports First Quarter 2017

Corporate Highlights and Financial Results

REDWOOD CITY, Calif., May 8, 2017 — Coherus BioSciences, Inc. (NASDAQ: CHRS), today reviewed corporate events and reported financial results for the quarter ended March 31, 2017.

Corporate Highlights for the First Quarter 2017 Include:

Immunology (anti-TNF) therapeutic franchise:

•	CHS-1420 (adalimumab (Humira®) biosimilar candidate)

○	Reported positive topline 24-week treatment results for CHS-1420 in patients with psoriasis.

○	Announced filing of four petitions for Inter Partes Review in the United States Patent and Trademark Office seeking invalidation of AbbVie’s U.S. Patent 9,085,619 (the ‘619 patent) which is directed to formulations of adalimumab that do not contain a buffer.

○	Announced CHS-1420 met the primary endpoint in a clinical pharmacokinetic (PK) bioequivalence study that compared CHS-1420 to Humira in healthy subjects.

Financial Highlights for the First Quarter 2017 include:

•	Total revenue for the first quarter 2017 was $161,000, as compared to $12.4 million in the first quarter of 2016. The decrease in revenue is the result of the termination of an agreement for CHS-0214 (etanercept (Enbrel®) biosimilar candidate) with Shire plc (whereupon Coherus regained rights to CHS-0214) in the third quarter of 2016.

•	Research and development (R&D) expenses for the first quarter of 2017 were $53.8 million compared to $65.3 million for the same period in 2016. The decrease in R&D expenses in the first quarter over the same period in 2016 was mainly due to completion of CHS-0214 clinical programs, offset by an increase in personnel related costs allocated across our biosimilar product development efforts.

•	General and administrative (G&A) expenses for the first quarter of 2017 were $18.8 million, compared to $11.4 million for the same period in 2016. Changes in G&A expenses were mainly attributable to an increase in legal and other professional fees to support the intellectual property strategy and personnel related costs to support CHS-1701 (pegfilgrastim (Neulasta®) biosimilar candidate) pre-commercial activities.

•	Net loss attributable to Coherus for the first quarter of 2017 was ($74.8) million, or ($1.54) per share, compared to a net loss of ($65.4) million, or ($1.67) per share, for the same period in 2016.

•	Cash and cash equivalents and investments in marketable securities – short-term totaled $174.8 million as of March 31, 2017, compared to $124.9 million as of December 31, 2016. Coherus issued 5,294,902 shares of its common stock at a price to the public of $24.25 per share and received total net proceeds of $120.4 million.

2017 Guidance:

Oncology therapeutic franchise:

•	CHS-1701 (pegfilgrastim biosimilar)

○	The Biosimilar Use Fee Act (BSUFA) date is June 9, 2017.

○	Anticipate commercial launch mid-second half of 2017 depending on Supreme Court decision on 180-day notice of commercialization and other litigation matters.

○	Anticipate European marketing authorization in the fourth quarter of 2017.

○	Commercial partnering discussions are underway for certain ex-U.S. territories, targeting agreement in place in the first half of 2017.

Immunology (anti-TNF) therapeutic franchise:

•	CHS-1420 (adalimumab biosimilar)

○	Anticipate a 351(k) Biologics License Application (BLA) submission in the U.S. at or near the end of second quarter of 2017.

○	Anticipate a decision from the Patent Trial and Appeal Board of the U.S. Patent and Trademark office on the Inter Partes Review of AbbVie’s U.S. Patent 8,889,135 (the ‘135 Patent) on or by May 17, 2017.

○	Continue to advance intellectual property strategies, supporting potential 2018 launch.

○	Initiate a PK study with a formulation not impacted by AbbVie US Patent ‘166 in the second half of 2017, if the ‘135 Patent is invalidated by the Patent Trial and Appeal Board.

○	Anticipate a decision on four petitions for Inter Partes Review (IPR) of AbbVie’s U.S. ‘619 Patent in the third quarter of 2017.

•	CHS-0214 (etanercept biosimilar)

○	Anticipate filing of Marketing Authorization Application (MAA) in the second half of 2017 or directly thereafter depending on outcome of regulatory meetings.

•	Targeting immunology (anti-TNF) partnering therapeutic franchise agreement in the second half of 2017, subject to a favorable ‘135 IPR decision.

Other:

•	CHS-131 CNS anti-inflammatory asset

○	Completing additional animal studies on CHS-131 to further validate its mechanism of action.

○	Targeting licensing agreement in place in the second half of 2017 subject to data.

•	Management anticipates prioritizing use of cash towards CHS-1701 commercialization activities.

Conference Call Information

When: Monday, May 8, 2017 at 4:30 p.m. ET

Dial-in: (844) 452-6826 (toll free) or (765) 507-2587 (International)

Conference ID: 8313325

Webcast: http://investors.coherus.com

Please join the conference call at least 10 minutes early to register. The webcast will be archived on the Coherus website.

About Coherus BioSciences, Inc.

Coherus is a leading pure-play, global biosimilar company that develops and commercializes high-quality therapeutics for major regulated markets. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Composed of a team of proven industry veterans with world-class expertise in process science, analytical characterization, protein production, sales & marketing and clinical-regulatory development, Coherus is positioned as a leader in the global biosimilar marketplace. Coherus is advancing three late-stage clinical products towards commercialization, CHS-1701 (pegfilgrastim biosimilar), CHS-0214 (etanercept biosimilar) and CHS-1420 (adalimumab biosimilar), as well as developing a robust pipeline of future products in four therapeutic areas, oncology, immunology (anti-TNF), ophthalmology and multiple sclerosis. For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Coherus’ plans, potential opportunities, expectations, projections, goals, objectives, milestones, strategies, product pipeline, clinical studies, product development, release of data and the potential benefits of its products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including Coherus’ ability to obtain positive results with respect to Inter Partes Review petitions seeking invalidation of certain Abbvie patents; timely launch CHS-1701, file marketing applications and receive marketing approval for CHS-1701 and CHS-1420 in the U.S. and the E.U.; complete a partnering agreement for CHS-1701; make a BLA submission at or near the end of the second quarter of 2017; initiate a PK study with a formulation not impacted by AbbVie US Patent ‘166 in the second half of 2017, if the ‘135 Patent is invalidated by the Patent Trial and Appeal Board; advance intellectual property strategies supporting potential 2018 commercial launch of CHS-1420; complete a partnering agreement for its immunology (anti-TNF) therapeutic franchise; complete additional studies for and enter into a licensing agreement with respect to CHS-131; prioritize its use of cash towards CHS-1701 commercialization activities; successfully defend against the trade secret and related allegations made by Amgen Inc. in the lawsuit filed against Coherus and other parties with respect to CHS-1701 and be able to launch that product on a timely basis. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, the timing of our regulatory filings and other matters that could affect the availability or commercial potential of our biosimilar drug candidates, as well as possible patent litigation. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 14, 2017 and its future periodic reports to be filed with the Securities and Exchange Commission.

Enbrel® and Neulasta® are registered trademarks of Amgen Inc.

Humira® is a registered trademark of AbbVie Inc.

Coherus BioSciences, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2017	2016
	(unaudited)
Revenue:
Collaboration and license revenue	$161	$12,359

Operating expenses:
Research and development	53,775	65,313
General and administrative	18,803	11,398

Total operating expenses	72,578	76,711

Loss from operations	(72,417)	(64,352)
Interest expense	(2,376)	(837)
Other expense, net	(29)	(349)

Net loss	(74,822)	(65,538)
Net loss attributable to non-controlling interest	44	150

Net loss attributable to Coherus	$(74,778)	$(65,388)

Net loss per share attributable to Coherus, basic and diluted	$(1.54)	$(1.67)

Weighted-average number of shares used in computing net loss per share attributable to Coherus, basic and diluted	48,711,958	39,095,975

Coherus BioSciences, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$124,924	$124,947
Investments in marketable securities - short-term	49,900	—
Other assets	52,671	53,538

Total assets	$227,495	$178,485

Liabilities and Stockholders’ Equity
Deferred revenue	$1,394	$1,561
Convertible notes	75,437	75,192
Convertible notes-related parties	25,146	25,064
Other liabilities	48,559	57,314
Total stockholders’ equity	76,959	19,354

Total liabilities and stockholders’ equity	$227,495	$178,485

CONTACT:

Patrick O’Brien

Senior Vice President, Investor Relations

Coherus BioSciences, Inc.

pobrien@coherus.com

+1 (650) 649-3527